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                      SECURITIES AND EXCHANGE COMMISSION


                             Washington, DC 20549


                                   FORM 8-K
                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      February 17, 1995
                                                     ------------------
                                                      (February 14, 1995)
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                     PUBLIC SERVICE COMPANY OF NEW MEXICO
            (Exact Name of Registrant as Specified in its Charter)



                                  Commission
          New Mexico              File Number 1-6986       85-0019030
          ----------                          ------       ----------
 (State or Other Jurisdiction                           (I.R.S. Employer
      of Incorporation)                               Identification Number)



     Alvarado Square, Albuquerque, New Mexico              87158
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     (Address of Principal Executive Offices)           (Zip Code)



                                (505) 848-2700
                                --------------
             (Registrant's Telephone Number, Including Area Code)




         (Former Name or Former Address if Changed, Since Last Report)


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ITEM 5. Other Event

Palo Verde Lease Obligation Bonds ("LOBs")

On February 14, 1995, the Company and First PV Funding Corporation ("First PV") announced that they have amended their solicitation of contents and invitation (i) to change the range of prices within which holders of 10.3% LOBs Series 1986A due 2014, and 10.15% LOBs Series 1986B due 2016 are invited to sell such bonds to the Company to prices not greater than $1,020 nor less than $960 per $1,000 principal amount of bonds, (ii) to modify the proposed amendments to delete certain provisions relating to certain special optional redemptions of bonds and (iii) to extend, until 12:00 midnight, New York City time, on Wednesday, March 1, 1995, the solicitation of consents and invitation.

As previously reported, on January 12, 1995, the Company and First PV commenced the solicitation of consents to certain proposed amendments to the Indenture governing the 10.3% LOBs Series 1986A due 2014, 9.125% LOBs Series 1986A due 1996, 10.15% LOBs Series 1986B due 2016 and 8.95% LOBs Series 1986B due 1997, and First PV commenced the invitation to holders of LOBs maturing in 2014 and 2016 to offer to sell LOBs for cash at prices designated by such holders within a range established by the Company. (See the Company's current report on Form 8-K dated January 26, 1995.) The solicitation and invitation were to have expired at 5:00 p.m., New York City time, on Friday, February 17, 1995, as previously extended.

The Company and First PV were advised by Chemical Bank, the depository for the solicitation and invitation, that, as of the close of business on Monday, February 13, 1995, $7,750,000 aggregate principal amount of LOBs maturing in 2014 and $7,681,000 aggregate principal amount of LOBs maturing in 2016 had been validly tendered and not withdrawn in the invitation.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Public Service Company of New Mexico
                                          (Registrant)



Date:  February 17, 1995                 /s/ Donna M. Burnett
                              -------------------------------------

                                    Donna M. Burnett
                                    Corporate Controller and
                                    Chief Accounting Officer